Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GATX Corporation Amended and Restated 2012 Incentive Award Plan of our reports dated February 19, 2026, with respect to the consolidated financial statements of GATX Corporation and the effectiveness of internal control over financial reporting of GATX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

May 8, 2026